Exhibit 5.1

ANDREW M. JOHNSON	DIRECT DIAL: +1 803.326.4003

VICE PRESIDENT, GENERAL COUNSEL

AND SECRETARY

June 12, 2012

Board of Directors

3D Systems Corporation

333 Three D Systems Circle

Rock Hill, South Carolina-29730

    Re: Registration Statement on Form S-3 Regarding the Registration of $300 Million of Securities

Ladies and Gentlemen:

I am the Vice President, General Counsel and Secretary of 3D Systems Corporation, a Delaware corporation (the “Company”), and as such I have acted as counsel to the Company in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of (i) senior and subordinated debt securities of the Company (collectively, the “Debt Securities”), (ii) common stock of the Company, $0.001 par value per share (the “Common Stock”), (iii) preferred stock of the Company, $0.001 par value per share (the “Preferred Stock”), (iv) warrants for the purchase of securities of the Company described in clauses (i) through (iii) (the “Warrants”), and (v) units for the purchase of two of more of the securities of the Company described in clauses (i) through (iv), in any combination (the “Units” and, together with the Debt Securities, the Common Stock, the Preferred Stock and the Warrants, the “Offered Securities”), having an aggregate maximum offering price not to exceed $300,000,000. The Registration Statement also relates to the sale of shares of the Company’s Common Stock, from time to time, by certain stockholders of the Company (the “Secondary Shares”) to be identified at the time of any such sale (the “Selling Stockholders”). All capitalized terms that are not defined herein have the meanings assigned to them in the Registration Statement.

Debt Securities will be issued pursuant to one or more indentures between the Company and trustees yet to be named (collectively, the “Indentures”), the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto, and the Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

As counsel for the Company, in addition to participating in the preparation of the Registration Statement, I have examined the following documents:

(a)	the Registration Statement, including the Exhibits identified under Item 16 of the Registration Statement;

(b)	resolutions of meetings of the Board of Directors of the Company held on June 7, 2012 relating to, among other things, the preparation and filing of the Registration Statement and the due authorization of the Offered Securities; and

(c)	a certificate dated June 7, 2012 from the Secretary of State of Delaware as to the Company’s existence, due incorporation and good standing in the State of Delaware (the “Good Standing Certificate”).

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, other certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, and I have made such other inquiries, as I have deemed necessary or appropriate as a basis for the opinions set forth below.

Based on the foregoing, I am of opinion that:

1.	The Company is a corporation incorporated and existing under the laws of the State of Delaware and is in good standing with the Secretary of State of Delaware.

2.	When (a) the terms of any class or series of Debt Securities have been authorized by appropriate corporate action of the Company, (b) the Debt securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, (c) such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture and (d) the Company has received full payment therefor in accordance with appropriate corporate action of the Company, then such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Debt Securities and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

3.	When (a) the issuance of any Common Stock or the terms of any class or series of Preferred Stock, and the subsequent issuance of such shares of Preferred Stock, have been authorized by appropriate corporate action of the Company, (b) with respect to any class or series of Preferred Stock, the related certificate of designations establishing the relative powers, designations preferences, rights and qualifications, limitations or restrictions of such class or series has been duly filed with the Secretary of State of the State of Delaware, (c) such Common Stock or class or series of Preferred Stock has been issued and sold upon the terms and conditions set forth in the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and (d) the Company has received full payment therefor in accordance with the appropriate corporate action of the Company, then such Common Stock or Preferred Stock, as the case may be, will be validly issued, fully paid and nonassessable. The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

4.	When (a) the terms of any Warrants or Units have been authorized by appropriate corporate action of the Company, (b) such Warrants or Units, as applicable, have been issued and sold upon the terms and conditions set forth in the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and any applicable Warrant Agreement or Unit Agreement, (c) the certificates representing the Warrants or Units, as applicable, have been duly executed, issued and delivered in accordance with the applicable Warrant Agreement or Unit Agreement, and (d) the Company has received full payment of the consideration therefor in accordance with the appropriate corporate authorization, then such Warrants or Units, as applicable, will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Warrant Agreement or Unit Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

In expressing the opinions set forth above, I have assumed that (i) upon issuance of any Offered Securities (to the extent consisting of Common Stock, Preferred Stock, Warrants or Units), the total number of shares of Common Stock and Preferred Stock issued and reserved for issuance will not exceed the total number of shares of Common Stock or Preferred Stock, as the case may be, that the Company is authorized to issue under its Certificate of Incorporation, as then in effect, (ii) with respect to Debt Securities, the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission, and (iii) each of the applicable Debt Security, Indenture, Warrant Agreement and Unit Agreement will be governed by and construed in accordance with the laws of the State of New York. The opinions set forth in paragraph 1 above are based solely on the Good Standing Certificate.

I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference under the heading “Legal Matters” therein. In giving this consent, I do not admit that I am in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions expressed in this letter speak only as of its date. I do not undertake to advise you of any changes in the opinions expressed herein from matters that might arise or be brought to my attention.

I wish to advise you that I am a member of the Bar of the State of North Carolina. Accordingly, I express no opinion as to any laws other than the laws of the State of North Carolina, the corporate laws of the State of Delaware and the Federal laws of the United States.

Very truly yours,

/s/ Andrew M. Johnson, Esq.
Vice President, General Counsel and Secretary